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                                                               EXHIBIT EX-99.J.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 11 to Registration Statement No. 811-09901 of Hillview Investment Trust II (the "Trust") on Form N-1A of our report dated August 24, 2005 appearing in the Trust's Annual Report to Shareholders for the fiscal year ended June 30, 2005 which is incorporated in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting Firm" and "Financial Statements" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
October 28, 2005


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